CONSENT OF EXPERT

To: Wildcat Silver Corporation (the "Company")

         1, James R. Reeves, P.Geo., do hereby consent to the filing of the written disclosure of the technical report entitled "Technical Report, California-Vetas Property, California-Vetas Mining District, Santander Province, Columbia" of the California-Vetas Project located in Santander Province, Colombia and dated April 10, 2006 (the "Technical Report") and any extracts from or a summary of the Technical Report in the Registration Statement on Form 20-F dated November 29, 2006 (the "Registration Statement") of the Company, and to the filing of the Technical Report with the United States Securities and Exchange Commission.

         I also consent to the use of my name in the Registration Statement.

Dated this 29th day of November, 2006.

By:	/s/ James R. Reeves

Name:	James R. Reeves
Title:	Professional Geologist